FIRST AMENDMENT dated as of April 11, 2001 (this "Amendment") by and among the parties to the Credit Agreement (defined below) and Finance (defined below), amending the CREDIT AGREEMENT ("Credit Agreement") dated as of June 26, 2000, among THE TOPPS COMPANY, INC., a Delaware corporation (the "Borrower"), TOPPS ENTERPRISES, INC., a Delaware corporation ("Topps Enterprises"), the Lenders party hereto, (the "Lenders") and THE CHASE MANHATTAN BANK, as Agent (in such capacity the "Agent")

     RECITALS

The Borrower, Topps Enterprises, the Lenders and the Agent have entered into the Credit Agreement providing for Loans (as defined in the Credit Agreement) and Letters of Credit (as defined in the Credit Agreement) from time to time. The Borrower has created a new Subsidiary (as defined in the Credit Agreement), a Delaware corporation named Topps Finance, Inc ("Finance"), which Subsidiary is engaged in business related or incidental to the business conducted by the Borrower, as required under the Credit Agreement. Under Section 5.14 of the Credit Agreement Finance is required to become a Guarantor (as defined in the Credit Agreement). In connection with the foregoing, the Borrower has requested certain amendments to the Credit Agreement, and the Agent and the Lenders have agreed, subject to the terms and conditions of this Amendment, to such amendments.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein, the party signatories hereto agree as follows:

SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement, shall have the meaning assigned to such term in the Credit Agreement.

SECTION 2. Representations and Warranties. The Borrower represents and warrants to the Lenders that all of the representations and warranties made by it in the Credit Agreement remain true and correct in all material respects except as set forth on Schedule 1 annexed to this Amendment. The Borrower, Topps Enterprises and Finance make the following additional representations and warranties:

          (a) Good Standing; Power and Business. Finance is duly organized, validly existing and in good standing under the laws of the State of Delaware. Finance is engaged in a business related or incidental to the business of the Borrower including cash management and investments.

          (b) Corporate Authority. The Borrower, Topps Enterprises, and Finance have full corporate power and authority to execute, deliver and perform this Amendment and the Credit Agreement as hereby amended, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders of any of the Borrower, Topps Enterprises or Finance is required as a condition to the validity or performance or the exercise by the Agent or any Lender of any of its respective rights or remedies under this Amendment or under the Credit Agreement as hereby amended.

          (c) Authorizations. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from Governmental Authorities and other Persons, if any, which are necessary for the execution and delivery of this Amendment, the performance by the Borrower, Topps Enterprises or Finance of its respective obligations hereunder and under the Credit Agreement as hereby amended, and the exercise by the Agent or any Lender of its rights and remedies hereunder and thereunder, have been effected or obtained and are in full force and effect.

          (d) Binding Agreement. This Amendment and the Credit Agreement as hereby amended constitute the valid and legally binding obligations of each of the Borrower, Topps Enterprises and Finance enforceable in accordance with their terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

          (e) No Conflicts. There is no statute, regulation, rule, order or judgment, and no provision of any agreement or instrument binding on the Borrower, Topps Enterprises or Finance or affecting any of their respective properties, and no provision of the certificate or articles of incorporation or by-laws of any of them which would prohibit, conflict with or in any way prevent the execution, delivery or performance of the terms of this Amendment or the Credit Agreement as hereby amended or the incurrence of the obligations provided for herein and therein, or result in or require the creation or imposition of any Lien, (other than in favor of the Agent) on any of the Borrower's, Topps Enterprises' or Finance's properties as a consequence of the execution, delivery and performance of this Amendment or the Credit Agreement as hereby amended or the transactions contemplated hereby and thereby.

          (f) No Default. As of the date hereof, and after giving effect to this Amendment, there does not exist any Default or Event of Default.

SECTION 3. Amendments. The Borrower, Topps Enterprises, Finance, the Lenders and the Agent agree that the following amendments to the Credit Agreement shall become effective on the First Amendment Effective Date (as defined below):

          (a) Additional  Definitions.  The following  definitions  are added to
     Section 1.01 of the Credit Agreement in their proper alphabetical order:

               "Borrower Note means any promissory note issued by the Borrower to Finance in payment of the purchase price for Finance's issued and outstanding preferred stock (including the promissory note in the principal amount of $160,000,000 issued by the Borrower to Finance in payment of the purchase price for Finance's issued and outstanding preferred stock having an initial liquidation preference equal to $160,000,000 or alternatively the promissory note for the difference between (i) the initial liquidation preference of Finance's preferred stock and (ii) the par value of Finance's preferred stock).

               "Finance Capitalization means the contribution from time to time by the Borrower to the capital of Topps Enterprises, followed by the contribution of an equal amount by Topps Enterprises to the capital of Finance in exchange for Finance's common stock."

               "First Amendment Effective Date means the date on or as of which the (this) First Amendment to this Agreement shall have become effective pursuant to its terms thereof (i.e., April 11, 2001)."

          (b) Amended and Restated Definitions.

          (i) The definition of "Guarantor" is hereby amended and restated in its entirety to read as follows:

               "Guarantor" means (i) Topps Enterprises and any domestic Subsidiary organized or acquired after the date hereof (including Finance) other than an Approved Internet Subsidiary, or (ii) any other existing domestic Subsidiary which ceases to be inactive (in any material respect) at any time after the Effective Date; all of whom shall jointly and severally guaranty payment of the Borrower's Obligations.

          (ii)The definition of "Material Indebtedness" is hereby amended and restated in its entirety to read as follows:

               "Material Indebtedness" means Indebtedness (other than the Loans, Letters of Credit and the Borrower Note), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries, in each case with a principal amount outstanding of at least $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          (iii)The definition of "Restricted Payment" is hereby amended and restated in its entirety to read as follows:

               "Restricted Payment" means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any Subsidiary by the Borrower or such Subsidiary, respectively, or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary (excluding any of the foregoing in respect of common stock or preferred stock of Finance owned by the Borrower or Topps Enterprises)."

          (c) Article VI is hereby amended to add the following sentence at the beginning of the preamble thereto: "Finance covenants and agrees with the Lenders as set forth in Section 6.01." In addition, Section 6.01 is hereby inserted in Article VI (in lieu of the "intentionally omitted" language), and it shall read as follows:

          "Section 6.01. Indebtedness. Finance will not incur, create, assume or permit to exist any Indebtedness."

          (d) Section 6.03 (b) is hereby amended and restated in its entirety to read as follows:

                    "(b) The  Borrower  will not, and will not permit any of its
               Subsidiaries to engage to any material extent in business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto. For purpose of this Agreement, Finance is engaged in a business reasonably related to the business of the Borrower."

          (e) Section 6.04(a)(D) is hereby amended and restated in its entirety to read as follows:

               "(D) the Borrower will not and will not permit any Subsidiary to purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidence of Indebtedness or other equity or securities (including any option, warrant or other right to acquire any of the foregoing) of any Person other than Finance or a Subsidiary which was a Subsidiary prior to such event, or make or permit to exist any investment or any other interest in any Person other than a Subsidiary which was a Subsidiary prior to such event, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except (in any case contemplated by this clause (D) Permitted Investments, Permitted Acquisitions, and investments by Finance in Indebtedness of the Borrower (including any Borrower Note). "

               (f) Section 6.04(c) is hereby amended and restated in its entirety to read as follows:

               "(c) The Borrower  will not and will not permit any  Guarantor to
               (i) purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidence of Indebtedness or other equity or securities (including any option, warrant or other right to acquire any of the foregoing) of any Person (other than a Subsidiary which was a Subsidiary prior to such event) which is either not organized in the United States or not in the same or a related line of business as the Borrower (or a business related or incidental to the business of the Borrower) or a Subsidiary which is not an Approved Internet Subsidiary, or (ii) make or permit to exist any investment or any other interest in any such Person, or (iii) purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any such Person constituting a business unit unless the assets to be acquired are intended to be utilized in the same or a related line of business as the Borrower (or a business related or incidental to the business of the Borrower) or a Subsidiary which is not an Approved Internet Subsidiary."

               (g) Section 6.05 is hereby amended and restated in its entirety to read as follows:


               "SECTION 6.05. Asset Sales. At any time when any principal or interest on account of any Loan is outstanding in whole or in part, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

               (a) sales of inventory, used, surplus or obsolete equipment and Permitted Investments in the ordinary course of business;

               (b) the granting of licenses in trademarks or other intellectual property owned by the Borrower or any of its Subsidiaries;

               (c) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions made in compliance with Section 6.08 (other than Section 6.08(d));

               (d) Permitted Asset Sales; and

               (e) issuance of capital stock by Finance to either Topps Enterprises or the Borrower; provided that all sales, transfers, leases and other dispositions permitted by clauses (a) through
               (d) above shall be made for fair value."

               (h) Section 6.08 is hereby amended and restated in its entirety to read as follows:

               SECTION 6.08. Transactions with Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Subsidiaries, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) any Restricted Payment not prohibited by Section 6.07, (c) the transactions described in Section 6.04, when not prohibited under
               Section 6.04, (d) the transactions described in Section 6.05 when not prohibited under Section 6.05, and (e) the transactions contemplated by the issuance of any Borrower Note, Indebtedness incurred by the Borrower to Finance and the Finance Capitalization."

                    (i) Section 9.14 is hereby amended and restated in its entirety to read as follows:

               "Topps Enterprises and Finance. (a) Topps Enterprises has joined in this Agreement, as a Subsidiary and a Guarantor, in order to provide its confirmation of all representations and warranties made herein by the Borrower with respect to Topps Enterprises, (in its capacity as a Subsidiary, a Guarantor or otherwise) and to set forth its agreement to perform all of the things required herein to be "caused" by the Borrower with respect to Topps Enterprises (in its capacity as a Subsidiary, a Guarantor or otherwise).

               (b) Finance has joined in this Agreement as a Subsidiary and a Guarantor in order to provide its confirmation of all of the representations and warranties made herein by the Borrower with respect to Finance (in its capacity as a Subsidiary, a Guarantor or otherwise), and to set forth its agreement (in addition to its covenant under Section 6.01) to perform all of the things required herein to be "caused" by the Borrower with respect to Finance (in its capacity as a Subsidiary, a Guarantor or otherwise)."

SECTION 4. Effectiveness. This Amendment shall become effective on the First Amendment Effective Date (as defined above), provided that all of the following conditions precedent shall have been satisfied:

                    (i) The Agent shall have received (A) original  counterparts of this Amendment signed by the Borrower, Topps Enterprises, Finance, the Lenders and the Agent; (B) a fully executed Guaranty from Finance to the Agent dated as of the First Amendment Effective Date, in the form attached hereto as Exhibit A (the "Guaranty"); and (C) certificates of resolutions, incumbency and corporate documents for the Borrower, Topps Enterprises and Finance, in form acceptable to the Agent, and a good standing certificate for Finance, in form acceptable to the Agent;

                    (ii) The Agent shall have approved the initial Borrower Note and any other documentation associated with the Finance Capitalization and any other matter reasonably related thereto (the Agent's signature below to constitute conclusive evidence of such approval);

                    (iii) The Agent shall have received an opinion of counsel to the Borrower, Topps Enterprises and Finance with respect to this Amendment, in form acceptable to the Agent; provided, however, that (A) such opinion shall be limited to the due authorization by the Borrower, Topps Enterprises and Finance with respect to, and the validity, binding nature and enforceability of this Amendment, the Credit Agreement as amended hereby and the Guaranty (as to Finance only), and (B) such opinion may contain assumptions and qualifications that are substantially the same as those contained in the opinion letter delivered in connection with the execution and delivery of the Credit Agreement;

                    (iv) The Agent's  counsel  shall have been paid the fees and disbursements incurred in connection with the Credit Agreement and this Amendment since June 26, 2000 (including fees and disbursements incurred in respect of this Amendment); and

                    (v) The Agent  shall  have been paid a $5000  amendment  fee
               (for pro rata distribution to the Lenders) on account of this Amendment

In the event any of the foregoing conditions precedent is not satisfied on or before May 25, 2001, the provisions of this Amendment shall automatically become null and void and shall have no further force or effect. The Borrower shall promptly after the date hereof supply the Agent with the evidence of the corporate action taken by the Borrower; Topps Enterprises and Finance in connection with this Amendment.

SECTION 5. Continuing Effectiveness. The Credit Agreement shall remain in full force and effect in accordance with its original terms, as expressly modified by this Amendment. The Borrower and Topps Enterprises hereby ratify, affirm, acknowledge and agree that the Credit Agreement as amended hereby, and all of the other Loan Documents to which either or both of them is a party, represent the valid and binding obligations of the Borrower and Topps Enterprises enforceable in accordance with their respective terms.

SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 8. Incorporation by Reference. Sections 9.07, 9.10 and 9.11 of the Credit Agreement are hereby incorporated by reference into this Amendment, and shall apply, mutatis mutandis, to this Amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written above.


THE CHASE MANHATTAN BANK                THE TOPPS COMPANY, INC.
as lender and Agent
By:____________________________         By: ____________________
    Name:                                    Name:
    Title:                                   Title:

LASALLE BANK NATIONAL                   TOPPS FINANCE, INC.
ASSOCIATION


By: ___________________________         By: ____________________
     Name:                                   Name:
     Title:                                  Title:


                                        TOPPS ENTERPRISES, INC.

                                        By: _____________________
                                             Name:
                                             Title:

                                    EXHIBIT A

                                    GUARANTY
                                    AGREEMENT


                                Follows this page

                             TOPPS FINANCE GUARANTY
                             ----------------------


     THIS GUARANTY, dated as of April 11, 2001 (together with any amendments, restatements, modifications and supplements, this "Guaranty ") made by TOPPS FINANCE, INC., a Delaware corporation (the "Guarantor"), in favor of THE CHASE MANHATTAN BANK, as agent (the "Agent") for the lenders (the "Lenders") party to the Credit Agreement (as hereinafter defined). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     WHEREAS, the Agent, the Lenders, The Topps Company, Inc. (the "Obligor"), and Topps Enterprises, Inc. entered into a Credit Agreement dated as of June 26, 2000, which Credit Agreement is being amended by a First Amendment (the "First Amendment") of even date herewith (as amended by the First Amendment and as hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

     WHEREAS, in consideration for the Agent's and the Lenders' agreement to enter into the First Amendment and the transactions contemplated thereby, the Guarantor has joined in the Credit Agreement and agreed to guaranty the payment of the obligations owing under the Credit Agreement; and

     WHEREAS, it is a condition precedent to the effectiveness of the First Amendment that the Guarantor shall have executed and delivered to the Agent and the Lenders this Guaranty;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor agrees with Agent and the Lenders as follows:

     SECTION 1. Guaranty. (a) The Guarantor hereby unconditionally guarantees the punctual payment when due, of all obligations of every kind or character now or hereafter existing, whether matured or unmatured, contingent or liquidated, of the Obligor to each of the Agent and the Lenders under the Credit Agreement, whether for principal, interest, fees, expenses or otherwise and whether in United States dollars or other currencies, and any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any of their respective rights under this Guaranty (all such obligations being collectively referred to as the "Obligations").

     SECTION 2. Guaranty of Payment. The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment and performance when due and not of collection, and waives any right to require that any resort be had by any of the Lenders to (i) the Obligor, (ii) any other guarantor of any of the Obligations, (iii) any collateral of any kind, any balance of any deposit account or credit on the books of any of the Lenders in favor of the Obligor or any other Person, or (iv) recourse against any other party.

     SECTION 3. Guaranty Absolute. The Guarantor guarantees that the Obligations will be performed and paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any of the Lenders with respect thereto; and such guarantee is not subject to any setoff, counterclaim or defense. The Obligations of the Guarantor hereunder are independent of the obligations of other Persons under any other related document, and a separate action or actions may be brought and prosecuted hereunder whether the action is brought against any such Person or whether any such Person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

          (i) any lack of validity or enforceability of any or all of the Loan Documents or of any or all of the Obligations;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any document evidencing or relating to any of the Obligations or of any or all of the Loan Documents, including, but not limited to, an increase or decrease in the Obligations;

          (iii) any taking and holding of any collateral or any additional or other guaranty for all or any of the Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination, or release of any collateral securing any or all of the Obligations, or such additional or other guaranty, or any non-perfection of any collateral or any consent to departure from any such guaranty;

          (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or the manner of sale of any collateral securing any of the Obligations;

          (v) any consent by one or more of the Lenders to the change, restructuring or termination of the corporate structure or existence of the Obligor, or any other guarantor of any of the Obligations, or any Affiliate of any of them, and any corresponding restructuring of the Obligations, or any other restructuring or refinancing of the Obligations or any portion thereof;

          (vi) any modification, compromise, settlement or release by one or more of the Lenders, by operation of law or otherwise, collection or other liquidation of any or all of the Obligations or any liability of the Obligor and/or any other guarantor, or of any collateral, in whole or in part, or any refusal of payment by one or more of the Lenders, in whole or in part, from the Obligor or any guarantor in connection with any of the Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Guarantor;

          (vii) the waiver of the performance or observance by the Obligor or any other guarantor of any of the Obligations of any agreement, covenant, term or condition to be performed by any of them;

          (viii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or other similar application or proceeding affecting the Obligor or any other guarantor or any of their respective assets;

          (ix) the release of the Obligor or any other guarantor of any of the Obligations from the performance or observance of any agreement, covenant, term or condition contained in any agreement or document evidencing or relating to the Obligations or the Loan Documents by operation of law; or

          (x) any other circumstance (including, but not limited to, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, the Guarantor.

     Without limiting the generality of the foregoing, the Guarantor hereby consents, and hereby agrees, that the rights of the Lenders hereunder, and the liability of the Guarantor hereunder, shall not be affected by any and all releases of any collateral or any other guaranty of any of the Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Lender upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made.

     SECTION 4. Waivers. The Guarantor waives presentment to, demand of payment from and protest to the Obligor, or any other guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for non-payment. The Guarantor hereby further waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lenders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Obligor, or any other guarantor of any of the Obligations or any other Person or any collateral.

     SECTION 5. Other Waivers. The Guarantor hereby waives any right to require the Agent or the Lenders to proceed against the Obligor, any other guarantor or any other Person, or to proceed against any collateral, or pursue any other remedy in the power of the Agent or the Lenders.

     SECTION 6. Subrogation. Upon payment by the Guarantor of any sums to the Lenders hereunder, all rights of the Guarantor against the Obligor arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to the Guarantor for the account of the Obligor, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

     SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8. Notices, Etc. All notices and other communications to any party provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, addressed to such party, in the case of the Guarantor, at 222 Delaware Avenue, Suite 222, Wilmington, DE 19801, Attention of Ms. Catherine
K. Jessup (Telecopy No. 302-429-7118 ) with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099 (Telecopy No. 212-728-8111), Attention of William Hiller, Esq., in the case of the Agent, at the address of the Agent referred to in Section 9.01(b) of the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective (a) when received, if mailed or delivered, or (b) when delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

     SECTION 9. No Waiver, Remedies. No failure on the part of any of the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, the Credit Agreement or any other agreement relating to the Obligations.

     SECTION 10. Right of Set-off Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or the Lenders to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether the Lenders shall have made any demand under this Guaranty and although such Obligations may be contingent and unmatured. The rights of the Lenders under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

     SECTION 11. Continuing Guaranty. Transfer of Note; Release of Guaranty. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full of all of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), each Lender may assign or otherwise transfer any instrument of indebtedness of the Obligor held by it, or any interest therein, or grant any participation in its rights or Obligations under any agreement relating to the Obligations and the Loan Documents, subject to the provisions of such agreement, to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Lender.

     SECTION 12. Jurisdiction, Waiver of Jury Trial. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF BOTH THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPEAL THEREFROM, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY
REASON WHATSOEVER, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THIS GUARANTY MAY NOT BE ENFORCED IN OR BY SUCH COURTS. NEITHER THE GUARANTOR NOR THE LENDER WILL SEEK TO CONSOLIDATE SUCH PROCEEDING INTO ANY ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. SECTION 9.10 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS GUARANTY.

     SECTION 13. Applicable Law. THIS GUARANTY SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     SECTION 14. Expenses of the Agent and the Lenders. The Guarantor agrees to pay all reasonable and necessary out-of-pocket expenses incurred by the Agent and the Lenders in connection with the enforcement or protection of any of their rights or the rights of the Agent and the Lenders generally in connection with the Guaranty including, but not limited to, the reasonable fees and disbursements of counsel for the Agent and the Lenders.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        TOPPS FINANCE, INC.


                                        By:_________________________________
                                            Name:
                                            Title:




























                                   SCHEDULE 1

                   (Change in Representations and Warranties)



                                      None.